                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         SECURITY SYSTEMS HOLDINGS, INC.

      Security Systems Holdings, Inc., a Delaware corporation, hereby certifies as follows:

      FIRST. The name of the Corporation is Security Systems Holdings, Inc. The name under which it was originally incorporated was Security Systems Holdings Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 4, 1991.

      SECOND. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of said Corporation and has been duly adopted by the Corporation's Board of Directors in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and written consent of the holders of a majority of the outstanding stock entitled to vote thereon adopting this Restated Certificate of Incorporation, and written notice thereof, have been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD. The text of the Certificate of Incorporation is hereby amended and restated to read herein as set forth in full:

                                    ARTICLE I

      The name of the Corporation is Security Systems Holdings, Inc.

                                   ARTICLE II

      The address of the Corporation's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The Corporation shall be authorized to issue Two Hundred Ninety-Five Thousand (295,000) shares of capital stock, which shall be divided into One Hundred Seventy-Two Thousand Five Hundred (172,500) shares of Common Stock, $1.00 par value per share (the "Common Stock"), Fifty Thousand (50,000) shares of Series A Preferred Stock, $100.00 par value per share (the "Series A Preferred Stock") and Seventy-Two Thousand Five Hundred (72,500) shares of Series B Preferred Stock, $120.00 par value per share (the "Series B Preferred Stock") (the Series A Preferred Stock and the Series B Preferred Stock being referred to collectively as the "Preferred Stock").

      The following is a statement of the rights, preferences and privileges of the authorized capital stock of the Corporation:

                               A. PREFERRED STOCK

1. Series of Preferred Stock. The Preferred Stock shall be issued in two Series, Series A Preferred Stock and Series B Preferred Stock. Except for the par value per share of shares issued in each such Series, all shares of the Preferred Stock shall have and enjoy all of the same rights, preferences and privileges, and shall, for all purposes, be and act as a single class of shares.

2. Voting.

      (a) Except as set forth in Section C of this ARTICLE IV, the shares of Preferred Stock shall be voted equally with the shares of the Corporation's Common Stock at any annual or special meeting of shareholders of the Corporation or may act by written consent in the same manner as the Corporation's Common Stock upon the following basis: Each holder of shares of the Preferred Stock shall be entitled to one vote for each share of Preferred Stock and to a total number of votes as shall be equal to the whole number of shares of the Preferred Stock held by such shareholder on the record date fixed for such meeting or the effective date of such written consent.

      (b) In addition, so long as any Preferred Stock shall remain outstanding, the Corporation shall not effect or validate any one or more of the following without the written consent or the affirmative vote, as a separate class, given in person or by proxy at any meeting called for the purpose of the holders of at least sixty-six and seven-tenths percent (66.7%) of the outstanding shares of the Preferred Stock, as of the record date fixed for such meeting or the effective date of such consent:

            (i) The sale, transfer, lease or other disposition or encumbrance, directly or through any subsidiary, of the property or assets of the Corporation, or any subsidiary of the Corporation except in the ordinary course of business and except as security for debt incurred in the acquisition of businesses and assets for the benefit of the Company;

            (ii) Consolidate or merge the Corporation or engage in any other transaction in which control of the Corporation is transferred;

            (iii) Authorize or issue or obligate itself to issue any series or class of preferred stock in addition to the shares now authorized or of any other class of stock ranking prior to or on a parity with the Preferred Stock with respect to either the payment of dividends or the distribution of assets upon liquidation or of any securities convertible into Preferred Stock or any such shares ranking prior thereto or on a parity therewith;

            (iv) The Amendment of the Certificate of Incorporation or Bylaws of the Corporation so as to affect adversely any of the preferences or other rights of the holders of Preferred Stock;

            (v) Incur, create or assume any indebtedness that will cause the Corporation's and its subsidiaries' total indebtedness to exceed a debt to equity ratio of 3 to 1 at any time, determined on a consolidated basis;

            (vi) Declare or pay any dividends to or return any capital to or make any distribution of assets to the holders of any shares of the Corporation's capital stock, as such, other than the Preferred Stock or permit any subsidiary to do any of the foregoing;

            (vii) Purchase, redeem, retire, or otherwise acquire for value any shares of the Corporation's capital stock other than the Preferred Stock;

            (viii) Notwithstanding the foregoing, subsidiaries of the Corporation may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing herein contained shall prevent the Corporations from:

                  (A) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; or

                  (B) complying with any specific provision of the terms of the Preferred Stock (including, without limitation, provisions relating to the liquidation preference, cumulative dividends or redemption right of the Preferred Stock); or

            (ix) Liquidate, dissolve, recapitalize or wind-up the Corporation.

3. Dividends.

      (a) The holders of the outstanding shares of Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends accumulated, but not compounded, at a rate of five percent (5 %) per annum on the par value of each share. Dividends on the Preferred Stock shall accrue on a daily basis from the date of original issuance of such share until paid. Dividends shall be paid:

            (i) if, as and when declared by the Board of Directors of the Corporation;

            (ii) upon liquidation, dissolution or winding up of the Corporation;

            (iii) upon the closing of a Public Offering (defined herein); and

            (iv) upon redemption.

      (b) Dividends on the Preferred Stock shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

      (c) Dividends on the Preferred Stock shall have a preference over and be paid before dividends are paid on the Common Stock of the Corporation so that if dividends on the Preferred Stock, in respect of any previous or current annual period, shall not have been paid in full or declared and a sum sufficient for the full payment thereof is set apart, such accrued but unpaid dividends on the Preferred Stock shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock.

4. Liquidation Preference.

      (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of any other class or series of capital stock of the Corporation, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), an amount equal to the par value of each share of Preferred Stock outstanding (the "Preferred Stock Price"), plus all accrued but unpaid dividends thereon, whether or not declared, up to and including the date full payment shall be tendered to the holders of the Preferred Stock.

      (b) If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Preferred Stock the full amount to which they otherwise would be entitled, the holders of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts to which they would otherwise be entitled upon liquidation if all liquidation preference amounts owing to the holders of Preferred Stock were paid in full.

      (c) The amounts set forth above in Sections 3(a) and (b) shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock.

      (d) A capital reorganization of the Preferred Stock or Common Stock of the Corporation or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity, or any other form of business combination or reorganization in which control of the Corporation is transferred shall be regarded as a liquidation, dissolution or winding up of the Corporation ("Liquidating Event"). The provisions of this
Section 3(d) notwithstanding any reorganization, merger or consolidation involving (i) only a change in the state of incorporation of the Corporation,
(ii) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation, (iii) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation incorporated in the United States of America that is engaged in a business complementary with or similar or related to the business of the Corporation and which does not involve a recapitalization or reorganization of the Preferred Stock shall not be regarded as a Liquidating Event.

      (e) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Preferred Stock and the Board of Directors regarding the fair market value of non-cash distributions, at the election of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall engage a consulting or investment banking firm selected by the Board of Directors and approved by the holders of a majority of the outstanding shares of Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Corporation.

5. Public Offering.

      (a) Upon the closing of a Public Offering on a firm commitment or best efforts basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (a "Public Offering"), and before any distribution or payment is made out of the net proceeds of the Public Offering available for distribution to the Corporation and/or holders of the Corporation's capital stock ("Available Net Proceeds"), an amount equal to the Preferred Stock Price, plus all accrued but unpaid dividends thereon, whether or not declared, up to and including the date full payment is made to the holders of the Preferred Stock from the Available Net Proceeds.

      (b) If, upon the closing of a Public Offering, the Available Net Proceeds shall be insufficient to pay the holders of Preferred Stock the full amount to which they otherwise would be entitled, the holders of Preferred Stock shall share ratably in any distribution of Available Net Proceeds pro rata in proportion to the respective preference amounts to which they would otherwise be entitled upon the closing of a Public Offering if all liquidation amounts owing to the holders of Preferred Stock were paid in full. Available Net Proceeds shall be first applied to pay accrued but unpaid dividends, then to repurchases of shares of Preferred Stock at the Preferred Stock Price.

6. Redemption Rights.

      (a) Unless the Preferred Stock has already been redeemed, the Corporation shall redeem the outstanding shares of Preferred Stock as follows:

            (i) On September 30, 1996 (the "First Redemption Date"), the Corporation shall redeem 25% of the outstanding shares of Preferred Stock at the Preferred Stock Redemption Price (defined herein).

            (ii) On December 31, 1996 (the "Second Redemption Date"), the Corporation shall redeem 25% of the outstanding shares of Preferred Stock at the Preferred Stock Redemption Price.

            (iii) On March 31,1997 (the "Third Redemption Date"), the Corporation shall redeem 25% of the outstanding shares of Preferred Stock at the Preferred Stock Redemption Price.

            (iv) On June 30,1997 (the "Fourth Redemption Date") the Corporation shall redeem the remaining 25% of the outstanding shares of Preferred Stock at the Preferred Stock Redemption Price.

            (v) The First Redemption Date, the Second Redemption Date, the Third Redemption Date and the Fourth Redemption Date are referred to herein individually as a "Redemption Date", and collectively as the "Redemption Dates." The Corporation shall make each installment payment for shares of Preferred Stock to be redeemed on a Redemption Date (an "Installment") out of legally available funds therefor on the dates that such shares of Preferred Stock are redeemed.

            (vi) The redemption price for each share of Preferred Stock redeemed pursuant to this Section 5 shall be the par value per share plus all accrued and unpaid dividends thereon, whether or not declared, on such shares up to and including the date fixed for redemption (the "Preferred Stock Redemption Price").

      (b) In addition to all rights conferred above with respect to the redemption of the Preferred Stock, the holders of a majority of the outstanding shares of Preferred Stock, voting as a class, shall have the following rights with respect to the redemption of the Preferred Stock upon the occurrence of an Event of Noncompliance (defined herein):

            (i) An "Event of Noncompliance" shall mean one or more of the following:

                  (A) the Corporation fails to make any liquidation payment with respect to the Preferred Stock which it is obligated to make hereunder; or

                  (B) any representation, warranty or certification made by the Corporation in the Subscription Agreement dated September 9, 1992 between the Corporation and the other parties named therein (the "Subscription Agreement") relating to the issuance of the Preferred Stock and the Common Stock of the Corporation pursuant to the Corporation's Confidential Descriptive Memorandum dated May 1992 and amended and dated September 1992 (the "Confidential Memorandum"), or in any certificate or other document delivered pursuant thereto shall prove to have been false or misleading when made and as of the closing of the issuance of the Preferred Stock and Common Stock pursuant to the Subscription Agreement in any material respect with respect to the Corporation's assets, financial condition, business or operations.

                  (C) any representation, warranty or certification made by the Corporation in the Subscription Agreement dated August 6, 1993 between the Corporation and the other parties named therein (the "Subscription Agreement") relating to the issuance of the Preferred Stock and the Common Stock of the Corporation pursuant to the Corporation's Confidential Descriptive Memorandum dated May 1993 and amended by supplement dated July 1992 (the "Confidential Memorandum"), or in any certificate or other document delivered pursuant thereto shall prove to have been false or misleading when made and as of the closing of the issuance of the Preferred Stock and Common Stock pursuant to the Subscription Agreement in any material respect with respect to the Corporation's assets, financial condition, business or operations.

            (ii) If any Event of Noncompliance has occurred and is continuing and the Corporation has failed to cure such Event of Noncompliance within forty-five (45) days of written notice thereof, then, upon the written request of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall redeem, on the date (also a "Redemption Date") specified in such notice (even if such date is prior to September 30, 1996), which Redemption Date shall be not less than twenty (20) days after the date of such written notice, that number of shares of Preferred Stock (which may be any or all of the then outstanding shares) indicated in such notice, at the Preferred Stock Redemption Price. All of the shares indicated in such written notice shall be redeemed on such Redemption Date or pursuant to a different payment schedule agreed upon in writing by the Corporation and the holders of a majority of the outstanding shares of Preferred Stock.

      (c) The Preferred Stock Redemption Price set forth in this Section 5 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.

      (d) At least fifteen (15) days prior to a Redemption Date, written notice (the "Redemption Notice") shall be delivered by express overnight courier service by the Corporation to each holder of record of Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Preferred Stock as provided herein. The Redemption Notice shall contain the following information:

            (i) The number of shares of Preferred Stock held by the holder which shall be redeemed by the Corporation and the total number of shares of Preferred Stock held by all holders to be so redeemed;

            (ii) The Redemption Date and the Preferred Stock Redemption Price;
and

            (iii) That the holder is to surrender to the Corporation, at the places and times designated therein, its certificate or certificates representing the shares of Preferred Stock to be redeemed.

      (e) Each holder of shares of Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the places and times designated in the Redemption Notice, and thereupon the Preferred Stock Redemption Price shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be cancelled and retired. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not redeemed.

      (f) Each holder of shares of Preferred Stock to be redeemed shall retain all of the rights and privileges of the Preferred Stock until such share is actually redeemed and the holder thereof is fully paid.

      (g) If the funds of the Corporation available for redemption of the Preferred Stock on any Redemption Date or the times at which any Installment is due are insufficient to redeem the number of shares of Preferred Stock to be so redeemed on such date, the holders of shares of Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Preferred Stock not redeemed on any Redemption Date shall remain outstanding and entitled to all rights and preferences provided herein.

      (h) In addition to the foregoing, if the Corporation shall fail to make any redemption under Section 5 when due, then upon the written request of holders of a majority of the outstanding shares of Preferred Stock (the "Request"), the Corporation shall within sixty (60) days of such request, at its expense, engage a third-party investment banking firm for the purpose of assisting the Corporation in taking such steps as is necessary for the Corporation to meet its obligations under this Section 5. Such necessary steps may include a merger, consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity, or any other form of business combination or reorganization in which control of the Corporation is transferred, an infusion of capital (whether debt or equity or a combination thereof), or a borrowing (collectively, a "Reorganization Event"). If the Corporation shall fail to engage a third party investment banking firm, the holders of a majority of the outstanding shares of Preferred Stock may, at their election and at the Corporation's expense, engage such a firm to effect a Reorganization Event. The Corporation shall use its best efforts to consummate such Reorganization Event within nine (9) months of the delivery of the Request. If such Reorganization Event is not consummated by the end of such nine (9) month period, the holders of a majority of the outstanding shares of Preferred Stock may, at their election, compel a Reorganization Event by a judgment for specific performance or other remedies, at law or in equity, by a court of competent jurisdiction.

7. No Dilution or Impairment. The Corporation will not, except by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action with the affirmative vote of at least sixty-six and seven-tenths percent (66.7) of the outstanding shares of the Preferred Stock, avoid or seek to avoid the observance or performance of any of the rights of the Preferred Stock set forth herein, but the Corporation will at all times carry out all of such rights and take such action as may be necessary or appropriate in order to protect such rights of the holders of the Preferred Stock against dilution or other impairment.

8. Notices of Record Date. In the event of:

      (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right; or

      (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person; or

      (c) any voluntary or involuntary dissolution, liquidation or winding up of the

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Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

9. Status of Reacquired Stock. When the Preferred Stock is repurchased or reacquired by the Corporation, the shares so reacquired shall resume the status of authorized but unissued Preferred Stock.

                                 B. COMMON STOCK

1. Priority. All rights and privileges of the Common Stock are expressly made subject to those of the Preferred Stock as set forth in Article IV Section A of this Restated Certificate of Incorporation.

2. Voting Rights. Except as set forth in Section C of this ARTICLE IV, the shares of Common Stock shall be entitled to one vote for each share of Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent. Each holder of shares of Common Stock shall be entitled to such number of votes for the Common Stock held by such shareholder on the record date fixed for such meeting, or on the effective date of such written consent.

3. Dividends. Subject to provisions of law and this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

5. No Dilution or Impairment. The Corporation will not, except by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action with the vote of at least sixty-six and seven-tenths percent (66.7%) of the outstanding shares of the Common Stock, avoid or seek to avoid the observance or performance of any of the rights of the Common Stock set forth herein, but the Corporation will at all times carry out all of such rights and take such action as may be necessary or appropriate in order to protect such rights of the holders of the Common Stock against dilution or other impairment.

6. Right of First Offer. Before the Corporation shall offer, issue, sell or exchange, agree or obligate itself to offer, issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of common capital stock, (ii) other equity security of the Corporation, including without limitation, shares of preferred stock, (iii) convertible debt security of the Corporation, including without limitation, any debt security which by its terms is convertible into or exchangeabe Corporation, (iv) security of the Corporation that is a combination of debt and equity, or (v) option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Corporation, the Corporation shall, in each case, first offer to sell such securities (the "Offered Securities") to those holders then holding Common Stock as follows:

      (a) The Corporation shall offer to sell to each holder (i) that portion of the Offered Securities as the number of shares of Common Stock issued bears to the total number of said Common Stock issued to all stockholders (the "Basic Amount"), and (ii) such additional portion of the Offered Securities as the holders shall indicate they will purchase should the other holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"). The price and other terms for the purchase of the Offered Securities shall be specified by the Corporation in writing and delivered to the holders (the "Offer"). The Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt by the holders of the Offer. The term "receipt" shall mean delivery to a holder's address on the books of the Corporation.

      (b) Notice of each holder's intention to accept, in whole or in part, any Offer made pursuant to Section 6(a) shall be evidenced by a writing signed by such holder and delivered to the Corporation on or prior to the end of the twenty (20) day period of the Offer, setting forth such holder's Basic Amount as such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such holder shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all holders are less than the total Offered Securities, then each holder who has set forth Undersubscription Amounts in its Notice of Acceptance shall purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription

Amount"), each holder who has subscribed for any Undersubscription Amount shall purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

      (c) In the event that Notices of Acceptance are not given by the holders in respect of all the Offered Securities at the end of the twenty
(20) day period, the Corporation shall have ninety (90) days from the end of said twenty (20) day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the holders (the "Refused Securities") to any Person or Persons, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, share price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Corporation than those set forth in the Offer.

      (d) In the event the Corporation shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 6(c) above), then each holder may reduce the number of shares of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the holder elected to purchase pursuant to Section 6(b) multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Corporation actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any holder so elects to reduce the number or amount of Offered Securities specified in its respective Notice of Acceptance, the Corporation may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the holders in accordance with
Section 6(a).

      (e) The date, time and location of the closings for the sale of the securities described in this Article shall be set in the Offer. Upon the closing, which shall include full payment to the Corporation, of the sale to such other Person or Persons of all or less than all the Refused Securities, the holders shall purchase from the Corporation, and the Corporation shall sell to the holders, the number of Offered Securities and/or Offered Refused Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6(d) if the holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the holders of any Offered Securities and/or Offered Refused Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities and/or Offered Refused Securities reasonably satisfactory in form and substance to the holders and their respective counsel.

      (f) In each case, any Offered Securities not purchased by the holders or the other Person or Persons in accordance with this Article may not be sold or otherwise disposed of until they are again offered to the holders under the procedures specified in Sections 6(a), (b), (c) and (d).

      (g) The rights of the holders under this Section 6 may be waived only upon the prior written consent or affirmative vote of the holders of at least sixty-six and seven tenths percent (66.7%) of the outstanding Preferred Stock voting as a separate class, and shall terminate immediately prior to the effectiveness of the registration statement with respect to a Public Offering, but expressly conditioned on the consummation of such Public Offering.

      (h) The rights of the holders under this Section 6 shall not apply to:

            (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

            (ii) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of the Preferred Stock; or

            (iii) The issuance of up to 50,000 shares of Common Stock (A) 31,250 of which may be issued pursuant to exercise of the existing stock options granted by the Corporation and (B) the balance to management on such terms and conditions as may be decided in the sole discretion of the Compensation Committee of the Corporation's Board of Directors; provided, however, that none of the shares of Common Stock described in (A) and (B) shall be sold before the Preferred Stock is redeemed either by the original holder thereof or by any transferee, nor may they be transferred before the Preferred Stock is redeemed except to the ancestors, descendants or spouse (or to trusts for the benefit of such persons) of the original holder thereof. These shares shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.

                       C. LARGE INSTITUTIONAL STOCKHOLDERS

1. Large Institutional Stockholders. Triumph-Connecticut Limited Partnership, a Connecticut limited partnership ("Triumph") and Canaan Venture Limited Partnership, a Delaware limited partnership ("CVLP") and Canaan Venture Offshore Limited Partnership C.V., a Netherland Antilles limited partnership ("CVOLP") (CVLP and CVOLP are affiliates and are sometimes referred to herein as "Canaan") are investors in or are about to become investors in the Corporation.

2. Special Voting Rights. Each Large Institutional Stockholder shall be entitled to appoint the number of members of the Board of Directors of the Corporation determined in accordance with the criteria set forth below in this Section 2. Such appointments shall be made at the time of the annual elections of directors of the Corporation, and each such appointed director

("Appointed Director") shall serve for a one year term unless he or she is sooner removed, resigns or dies. The number of Appointed Directors which a Large Institutional Stockholder shall have the right to appoint shall be determined by the percentage of the issued and outstanding shares of the Corporation's capital stock it owns of record (the "Equity Percentage"). For so long as the Equity Percentage owned of record by a Large Institutional Stockholder is in excess of ten, it shall have the right to appoint two directors. If the Equity Percentage so owned is ten or less, but greater than zero, it shall have the right to appoint one director. At such time and after the Equity Percentage owned of record by a Large Institutional Stockholder falls to zero, it shall no longer have any right to appoint directors pursuant to this Section C. In determining the Equity Percentage owned of record by Canaan, the shares owned of record by both CVLP and CVOLP shall be aggregated. The appointment of directors shall be made by whichever of CVLP and CVOLP is then the record owner of the greater number of shares. If the number of shares is the same, CVOLP shall have the right to exercise the right to appoint set forth in this Section C.

                                    ARTICLE V

      The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal By-Laws of the Corporation with the vote or written consent of two-thirds of the members of the Board of Directors, subject to any rights of holders of Preferred Stock and subject to the provisions of this certificate of incorporation.

                                   ARTICLE VI

1. Written Ballots for Directors. Elections of directors need not be by written ballot except and to the extent provided in this certificate of incorporation or the By-Laws of the Corporation.

2. Number of Directors. The Board shall consist of the number of members last elected or appointed by the Stockholders in accordance with the provisions of this certificate of incorporation, but shall not exceed ten. The number of members of the Board shall consist of the number of members elected by stockholders (which shall not exceed ten, less the number of memberships which Large Institutional Stockholders are then entitled to fill by appointment) plus the number of members which have been appointed by Large Institutional Stockholders. If the number of directorships which a Large Institutional Stockholder is entitled to appoint shall decrease pursuant to the provisions of subsection 2 of SECTION C of ARTICLE IV of this certificate of incorporation, there shall immediately be a vacancy on the Board which shall be filled in the manner set forth in Section 3. If such Large Institutional Stockholder is, after such decrease, still entitled to appoint one director, the director remaining on the Board shall be Stephen L. Green, if the Large Institutional Investor is Canaan, or Thomas W. Janes, if the

Large Institutional Stockholder is Triumph. If Mr. Green or Mr. Janes, as the case may be, is no longer a member of the Board at the time, the remaining director shall be whoever has been appointed as the successor to Mr. Green or Mr. Janes, as the case may be.

3. Vacancies on the Board. In the event of a vacancy on the Board of Directors caused by the removal, resignation or death of an Appointed Director, the Large Institutional Stockholder which appointed such director shall have the sole right to name such director's successor. In the event of a vacancy on the Board of Directors caused by the removal, resignation or death of a director other than an Appointed Director, it shall be filled: (i) by the vote of stockholders if due to removal and if the vacancy is filled at the same meeting (or by written consent) as effects such removal, or, (ii) if not so filled or if due to resignation or death, by the remaining directors.

4. Compensation Committee. For so long as any Large Institutional Stockholder is entitled to appoint one or more Appointed Directors, it shall be entitled to have one of its Appointed Directors (chosen by it) serve on the Compensation Committee of the Board of Directors.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

1. Request for Registration. (a) At any time after the earlier of September 9, 1997 or six (6) months after the closing of the Corporation's first public offering of Registrable Shares pursuant to a registration statement, either (i) a single holder owning of record at least twenty percent (20%) of Registrable Shares or (ii) several holders owning of record, in the aggregate, at least forty per cent (40%) of Registrable Shares (such percentages to be determined without taking into account any shares issued upon exercize of options granted to management) (the "Requesting Shareholders") may request at any time and from time to time, in writing, that the Corporation effect a registration on Form S-l or Form SB-2 (or any successor form) of Registrable Shares owned by such holder or holders. If the Requesting Shareholders intend to distribute their Registrable Shares by means of the underwriting, they shall so advise the Corporation in their request. In the event such registration is underwritten, the right of other shareholders of the Corporation to participate shall be conditioned on such shareholders' participation in such underwriting. Upon receipt of any such request from a Requesting Shareholder, the Corporation shall promptly give written notice of the proposed registration to all shareholders of record holding Registrable Shares (the "Other Shareholders"). The Other Shareholders shall have the right, by giving written notice to the Corporation within thirty (30) days after the Corporation provides its notice, to elect to have included in such registration such of their Registrable Shares as the Other Shareholders may request in such notice of election. Thereafter, the Corporation shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-l or Form SB-2 (or any successor form), of all Registrable Shares that the Corporation has been requested to so register. If the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all shareholders may not be included in the offering, then all shareholders who have requested registration shall participate in the offering pro rata based upon the number of Registrable Shares that they have requested to be so registered.
"Registrable Shares" means (a) any shares of common capital stock issued by the Corporation, and (b) any other shares of common capital stock of the Corporation issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events). For purposes of this ARTICLE VII, Canaan shall be considered a single record holder of shares held by CVLP and CVOLP.

(b) At any time after the Corporation becomes eligible to file a registration Statement on Form S-3 (or any successor form relating to secondary offerings), a holder or holders holding in the aggregate at least 20%of the Registrable Shares (the "Requesting Shareholders") may request the Corporation, in writing, to effect a registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $500,000 (based on the current public market price). Upon receipt of any such request, the Corporation shall promptly give written notice of such proposed registration to all Other Shareholders. The Other Shareholders shall have the right, by giving written notice to the Corporation within thirty
(30) days after the Corporation provides its notice, to elect to have included in such registration such of their Registrable Shares as the Other Shareholders may request in such notice of election. Thereafter, the Corporation shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all Registrable Shares that the Corporation has been requested to register. If the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all shareholders may not be included in the offering, then all shareholders who have requested registration shall participate in the offering pro rata based upon the number of Registrable Shares that they have requested to be so registered. The Corporation shall be only required to pay Registration Expenses as provided in Section 4 for the first two registrations pursuant to this Section 2(b).

(c) The Corporation shall not be required to effect more than two (2) registrations pursuant to Section 1(a) above nor more than three (3) registrations (and no more than one (1) per year) pursuant to Section 1(b) above.

(d) If at the time any request to register Registrable Shares pursuant to this
Section 1 is received by the Corporation, the Corporation is (i) engaged in or
(ii) the Corporation's Board of Directors has approved plans to engage within the next thirty (30) days in a registered public offering as to which the Requesting Shareholders may include Registrable Shares pursuant to 2 or is (iii) engaged in any other activity that, in the good faith determination of the Corporation's Board of Directors, will be adversely affected by the requested registration to the material detriment of the Corporation, then the Corporation may, at its option, direct that such request be delayed for a period not in excess of six months from (x) the effective date of such offering proposed by the Corporation or (y) the date of commencement of such other material activity, as the case may be. The Corporation's right to delay a Requesting Shareholders' request may not be exercised by the Corporation more than once in any two year period.

2. Corporation Registration. (a) Every time the Corporation proposes to file a Registration Statement (other than pursuant to Section 1(a) or (b)), it will, prior to such filing, give written notice to all shareholders of record holding Registrable Shares (the "Registrable Shareholder or Shareholders") of its intention (the "Registration Notice"). Any Registrable Shareholder wishing to have shares registered shall send the Corporation a written request within twenty (20) days after receipt of the Registration Notice (which request shall state the intended method of disposition of such Registrable Shares). The Corporation shall use its best efforts to cause all Registrable Shares that the Corporation has been so requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the requests of such Registrable Shareholder or Shareholders. The above stated provisions notwithstanding, the Corporation shall have the right to postpone or withdraw any registration affected pursuant to this Section 2 without obligation to any shareholder.

(b) In connection with any registration under this Section 2 involving an underwriting, the Corporation shall not be required to include any Registrable Shares in such offering unless the holders thereof accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (provided that such terms must be consistent with this certificate), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Corporation shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of the Common Shares shall have priority over the holder or holders of all other Registrable Shares. If the number of Registrable Shares is still too large after giving effect to the above described priority then the holders of the Common Shares requesting registration of their Registrable Shares who have requested registration and the Corporation shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares. If any Common Shareholder will thus be entitled to include more shares than such shareholder then requests to be registered, the excess shall be allocated first among other requesting Common Share holders and then to all other shareholders pro rata based upon their total ownership of Registrable Shares in each case.

3. Registration Procedures. If and whenever the Corporation is required by the provisions of this certificate to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Corporation shall:

      (a) File with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

      (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or as otherwise required by law;

      (c) As expeditiously as possible, furnish to each selling shareholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling shareholder; and

      (d) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling shareholders.

      (e) Promptly notify the selling shareholders if the prospectus is amended and, if requested by the Corporation, the selling shareholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide the selling shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling shareholders shall be free to resume making offers of the Registrable Shares.

4. Allocation of Expenses. The Corporation will pay up to $50,000 of Registration Expenses for each registration under Section 1(a); provided however, that (a) if a requested registration under Section 1(a) is withdrawn at the request of the Requesting Shareholders for reasons other than information concerning the business or financial condition of the Corporation that is made known to the Requesting Shareholders after the date on which such registration was requested or (b) if the Requesting Shareholders elect not to have such registration counted as a registration requested under Section 1(a), the Requesting Shareholders shall pay the

Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. The Corporation will pay all Registration Expenses for the first two (2) registrations under Section 1(b) and thereafter the selling shareholders will pay the Registration Expenses for registrations under Section 1(b). The Corporation and the selling shareholders will each pay their own expenses in any registration under Section 2. "Registration Expenses" means all expenses incurred by the Corporation in complying with this Article VII, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees, and expenses of counsel for the Corporation and the fees and expenses of one legal counsel selected by the selling shareholders to represent the selling shareholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and the fees and expenses of selling shareholders' own counsel (other than the counsel selected to represent all selling shareholders).

5. Underwriting Agreements. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Corporation agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Corporation of the underwriters of such offering.

6. Information By Holder. Each holder of Registrable Shares included in any registration shall furnish to the Corporation such information regarding such holder and the distribution proposed by such holder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article VII.

7. "Stand-Off" Agreement. Each holder of Registrable Shares included in any registration, if requested by the Corporation and an underwriter, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by such shareholder for a specified period of time (not to exceed one hundred twenty (120) days) following the effective date of a Registration Statement; provided, that:

      (a) Such agreement shall only apply to the first such Registration Statement covering Common Shares to be sold to the public in an underwritten offering; and

      (b) All officers and directors of the Corporation enter into similar agreements.

      (c) Such agreement shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standoff period.

8. Registration Rights Caveat. The shareholder registration rights provisions of this Article VII notwithstanding, no shareholder may participate in any public offering of Registrable Securities unless (a) the Preferred Shares have been redeemed and all accrued dividends paid or (b) if all of the Preferred Shares have not been redeemed and dividends paid, then the net proceeds to be received by the Corporation in the public offering must be used for and be sufficient to redeem all Preferred Shares outstanding at their face amount plus all accrued and unpaid dividends.

9. Registration Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Certificate of
Incorporation:

      (a) The Corporation will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter, or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (ii) arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation will, in addition, reimburse such seller, underwriter, and each controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage, or arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Corporation, in writing, by or on behalf of such seller, underwriter, or controlling person specifically for use in the preparation thereof.

      (b) In consideration for the Corporation's agreements in Subsection
      (a), each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Corporation or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Corporation, such directors and officers, underwriter, or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof)
      (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller which was furnished in writing to the Corporation by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of such sellers hereunder shall be limited to an amount equal to the proceeds to each seller of Registrable Shares sold in connection with such registration. The Corporation will require all stockholders exersizing their rights hereunder to enter into agreements evidencing their obligations to indemnify the Corporation hereunder.

      (c) Each party entitled to indemnification under this Section 2 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") not later than fifteen (15) business days after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
      2. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include a release from all liability in respect of such claim or litigation as an unconditional term thereof, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

      (d) In order to provide for just and equitable contribution to joint liability under the

      Securities Act in any case in which either (i) any seller of Registrable Shares exercising rights under this Agreement, or any controlling person of any such seller, makes a claim for indemnification pursuant to this
      Section 2 but it is judicially determined (by the entry of a final judgement or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2 provides for indemnification in such case, or
      (ii) contribution under the Securities Act may be required on the part of any such seller or any such controlling person in circumstances for which indemnification is provided under this Section 2; then, in each such case, the Corporation and such seller will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportions so that such seller is responsible for the portion represented by the percentage that the public offering price of the seller's Registrable Shares offered by the Registration Statement bears to the public offering price of all Registrable Shares offered by such Registration Statement, and the Corporation is responsible for the remaining portion; provided, however, that, in any such case, (A) no seller will be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11 of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

      (e) In the event any damages are entered, incurred, sustained, suffered, assessed, or rendered against the Indemnified Party for which the Indemnifying Party is obligated to pay under this Agreement, the Indemnifying Party shall pay, satisfy, discharge or otherwise dispose of the same within ten (10) days from the date the obligation "comes into existence," (as hereinafter defined) it being intended that in no event shall the Indemnified Party be required to pay or be liable for such items nor shall any of the Indemnified Party's assets or property be subjected to or applied to payment or satisfaction of any such items.

                                  ARTICLE VIII

1. Elimination of Personal Liability. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (l) for any breach of such director's duty of loyalty to the Corporation or its stockholders (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of Title 8 of the Delaware Code, or (4) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

2. Right to Indemnification.

      (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, partner or agent or in any other capacity while serving as a director, officer, employee, partner or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee, partner, or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided. however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final Judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

      (b) If a claim under this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

      (c) The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any statute, By-Law, contract or agreement, vote of stockholders or disinterested directors or otherwise.

      (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                   ARTICLE IX

      The Corporation is to have perpetual existence.

      IN WITNESS WHEREOF, Security Systems Holdings, Inc. has caused this certificate to be signed by Russell R. MacDonnell, its President, and attested by Tracy B. Ambler, its Secretary, as of this the ___ day of August 1993.

                                        SECURITY SYSTEMS HOLDINGS, INC.


                                        By: /s/ Russell R. MacDonnell
                                           ------------------------------------
                                             Russell R. MacDonnell, President


Attest:


By:  /s/ Tracy B. Ambler
     -----------------------------
      Tracy B. Ambler, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SECURITY SYSTEMS HOLDINGS, INC.

      Security Systems Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution amending the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, with written consent having been given, and written notice thereof having been given, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

RESOLVED, that Section 6 of Part A of ARTICLE IV of the Corporation's certificate of incorporation be and hereby is deleted and replaced in its entirety by the following:

                                   ARTICLE IV

                                  *    *    *

                               A. PREFERRED STOCK

                                      * * *
6. Redemption Rights.

      (a) Unless the Preferred Stock has already been redeemed, the Corporation shall redeem the outstanding shares of Preferred Stock as follows:

            (i) On March 31, 1997 (the "Optional Redemption Date"), the Corporation shall redeem seventy-five percent (75%) of the outstanding shares of Preferred Stock held by each holder of Preferred Stock, provided such holder of Preferred Stock has given the Corporation, on or before 60 days prior to the Optional Redemption Date, written notice of such holder's desire for the Corporation to redeem seventy-five percent (75%), but only seventy-five percent (75%), of such holder's shares of Preferred Stock on the Optional Redemption Date. All of the shares indicated in such written notice shall be redeemed on such Redemption Date at the Preferred Stock Redemption Price. The failure of any holder of Preferred Stock to timely give written notice of such holder's desire to have such holder's Preferred Stock redeemed on the Optional Redemption Date shall not affect the Corporation's obligation to redeem the Preferred Stock from those holders which have given timely written notice of their desire to have their Preferred Stock redeemed on the Optional Redemption Date.

            (ii) On June 30, 1997 (the "Mandatory Redemption Date") the Corporation shall redeem all remaining outstanding shares of Preferred Stock at the Preferred Stock Redemption Price.

            (iii) The Optional Redemption Date and the Mandatory Redemption Date are referred to herein individually as a "Redemption Date", and collectively as the "Redemption Dates." The Corporation shall make each payment for shares of Preferred Stock to be redeemed on a Redemption Date (an "Installment") out of legally available funds therefor on the dates that such shares of Preferred Stock are redeemed.

            (iv) The redemption price for each share of Preferred Stock redeemed pursuant to this Section 6 shall be the par value per share plus all accrued and unpaid dividends thereon, whether or not declared, on such shares up to and including the date fixed for redemption (the "Preferred Stock Redemption Price").

            (v) For any holder which holds shares of both Series A Preferred Stock and Series B Preferred Stock, in the event of a redemption of Preferred Stock in which less than all outstanding shares of Preferred Stock held by such holder are redeemed, shares of Series A Preferred Stock and Series B Preferred Stock shall be redeemed pro rata, such that the same percentage of shares of each such Series held by such holder shall be redeemed.

      (b) In addition to all rights conferred above with respect to the redemption of the Preferred Stock, the holders of a majority of the outstanding shares of Preferred Stock, voting as a class, shall have the following rights with respect to the redemption of the Preferred Stock upon the occurrence of an Event of Noncompliance (defined herein):

            (i) An "Event of Noncompliance" shall mean one or more of the following:

                  (A) the Corporation fails to make any liquidation payment with respect to the Preferred Stock which it is obligated to make hereunder; or

                  (B) any representation, warranty or certification made by the Corporation in the Subscription Agreement dated September 9, 1992 between the Corporation and the other parties named therein (the "Subscription Agreement") relating to the issuance of the Preferred Stock and the Common Stock of the Corporation pursuant to the Corporation's Confidential Descriptive Memorandum dated May 1992 and amended and dated September 1992 (the "Confidential Memorandum"), or in any certificate or other document delivered pursuant thereto shall prove to have been false or misleading when made and as of the closing of the issuance of the Preferred Stock and Common Stock pursuant to the Subscription Agreement in any material respect with respect to the Corporation's assets, financial condition, business or operations.

                  (C) any representation, warranty or certification made by the Corporation in the Subscription Agreement dated August 6, 1993 between the Corporation and the other parties named therein (the "Subscription Agreement") relating to the issuance of the Preferred Stock and the Common Stock of the Corporation pursuant to the Corporation's Confidential

Descriptive Memorandum dated May 1993 and amended by supplement dated July 1992 (the "Confidential Memorandum"), or in any certificate or other document delivered pursuant thereto shall prove to have been false or misleading when made and as of the closing of the issuance of the Preferred Stock and Common Stock pursuant to the Subscription Agreement in any material respect with respect to the Corporation's assets, financial condition, business or operations.

            (ii) If any Event of Noncompliance has occurred and is continuing and the Corporation has failed to cure such Event of Noncompliance within forty-five (45) days of written notice thereof, then, upon the written request of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall redeem, on the date (also a "Redemption Date") specified in such notice (even if such date is prior to the Optional Redemption Date), which Redemption Date shall be not less than twenty (20) days after the date of such written notice, that number of shares of Preferred Stock (which may be any or all of the then outstanding shares) indicated in such notice, at the Preferred Stock Redemption Price. All of the shares indicated in such written notice shall be redeemed on such Redemption Date or pursuant to a different payment schedule agreed upon in writing by the Corporation and the holders of a majority of the outstanding shares of Preferred Stock.

      (c) The Preferred Stock Redemption Price set forth in this Section 6 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.

      (d) At least 90 days prior to the Optional Redemption Date, written notice shall be delivered by express overnight courier service by the Corporation to each holder of record of Preferred Stock reminding such holder of the impending Optional Redemption Date. At least fifteen (15) days prior to a Redemption Date, written notice (the "Redemption Notice") shall be delivered by express overnight courier service by the Corporation to each holder of record of Preferred Stock which is to be redeemed, at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Preferred Stock as provided herein. The Redemption Notice shall contain the following information:

            (i) The number of shares of Preferred Stock held by the holder which shall be redeemed by the Corporation and the total number of shares of Preferred Stock held by all holders to be so redeemed;

            (ii) The Redemption Date and the Preferred Stock Redemption Price;
and

            (iii) That the holder is to surrender to the Corporation, at the places and times designated therein, its certificate or certificates representing the shares of Preferred Stock to be redeemed.

      (e) Each holder of shares of Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares to the Corporation at the places and times designated in the

Redemption Notice, and thereupon the Preferred Stock Redemption Price shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be cancelled and retired. In the event some but not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not redeemed.

      (f) Each holder of shares of Preferred Stock to be redeemed shall retain all of the rights and privileges of the Preferred Stock until such share is actually redeemed and the holder thereof is fully paid.

      (g) If the funds of the Corporation available for redemption of the Preferred Stock on any Redemption Date or the times at which any Installment is due are insufficient to redeem the number of shares of Preferred Stock to be so redeemed on such date, the holders of shares of Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Preferred Stock not redeemed on any Redemption Date shall remain outstanding and entitled to all rights and preferences provided herein.

      (h) In addition to the foregoing, the Corporation shall, within a commercially reasonable time, but no later than April 30, 1996, at its expense, engage a third-party investment banking firm for the purpose of assisting the Corporation in taking such steps as is necessary for the Corporation to meet its obligations under this Section 6. Such necessary steps may include a merger, consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person or entity, or any other form of business combination or reorganization in which control of the Corporation is transferred, an infusion of capital (whether debt or equity or a combination thereof), or a borrowing (collectively, a "Reorganization Event"). If the Corporation shall fail, within a commercially reasonable time, but no later than April 30, 1996, to engage a third party investment banking firm, the holders of a majority of the outstanding shares of Preferred Stock may, at their election and at the Corporation's expense, engage such a firm to effect a Reorganization Event. If the Corporation fails to make any redemption required pursuant to this Section 6, and a Reorganization Event has not been consummated, the holders of a majority of the outstanding shares of Preferred Stock may, at their election, compel a Reorganization Event by a judgment for specific performance or other remedies, at law or in equity, by a court of competent jurisdiction. The Corporation's Board of Directors shall be charged with the responsibility for retaining and managing the relationship with the investment banking firm referred to above.

                                      * * *

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Secretary this ___ day of March, 1996.

                                          Security Systems Holdings, Inc.


                                          By: /s/ Tracy B. Ambler
                                             --------------------------------
                                                Tracy B. Ambler, Secretary

                              CERTIFICATE OF AMENDMENT
                                       OF THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                          SECURITY SYSTEMS HOLDINGS, INC.

      Security Systems Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution amending the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, with written consent having been given, and written notice thereof having been given, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

"RESOLVED, that the first two paragraphs of ARTICLE IV, Sections 1 and 2(a) and Section 5(a) of Part A of ARTICLE IV, Part B of ARTICLE IV, and Section One of Part C of ARTICLE IV of the Corporation's certificate of incorporation be and hereby are deleted and replaced in their entirety by the following:

                                   ARTICLE IV

      The Corporation shall be authorized to issue Three Hundred Seventy-Nine Thousand (379,000) shares of capital stock, which shall be divided into Two Hundred Twenty-Two Thousand Seven Hundred (222,700) shares of Class A Voting Common Stock, $1.00 par value per share (the "Voting Common Stock"), Thirty-Three Thousand Eight Hundred (33,800) shares of Class B Non-Voting Common Stock, $1.00 par value per share (the "Non-Voting Common Stock") (the Voting Common Stock and the Non-Voting Common Stock being referred to collectively as the "Common Stock"), Fifty Thousand (50,000) shares of Series A Preferred Stock, $100.00 par value per share (the "Series A Preferred Stock") and Seventy-Two Thousand Five Hundred (72,500) shares of Series B Preferred Stock, $120.00 par value per share (the "Series B Preferred Stock") (the Series A Preferred Stock and the Series B Preferred Stock being referred to collectively as the "Preferred Stock").

      The following is a statement of the rights, preferences and privileges of the authorized capital stock of the Corporation:

                               A. PREFERRED STOCK

1. Series of Preferred Stock. The Preferred Stock shall be issued in two Series, Series A Preferred Stock and Series B Preferred Stock. Except for the par value per share of shares issued in each such Series, all shares of the Preferred Stock shall have and enjoy all of the same rights, preferences and privileges, and shall, for all purposes, be and act as a single class of shares.

2. Voting.

(a) Except as set forth in Section C of this ARTICLE IV, the shares of Preferred Stock shall be voted equally with the shares of the Corporation's Voting Common Stock at any annual or special meeting of shareholders of the Corporation or may act by written consent in the same manner as the Corporation's Voting Common Stock upon the following basis: Each holder of shares of the Preferred Stock shall be entitled to one vote for each share of Preferred Stock and to a total number of votes as shall be equal to the whole number of shares of the Preferred Stock held by such shareholder on the record date fixed for such meeting or the effective date of such written consent.

                                      ****

5. Public Offering.

      (a) Upon the closing of a Public Offering on a firm commitment or best efforts basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (a "Public Offering"), and before any distribution or payment is made out of the net proceeds of the Public Offering available for distribution to the Corporation and/or holders of the Corporation's capital stock ("Available Net Proceeds"), an amount equal to the Preferred Stock Price, plus all accrued but unpaid dividends thereon, whether or not declared, up to and including the date full payment is made, shall be made to the holders of the Preferred Stock from the Available Net Proceeds.

                                      *****

                                 B. COMMON STOCK

1. Priority. All rights and privileges of the Common Stock are expressly made subject to those of the Preferred Stock as set forth in Article IV Section A of this Restated Certificate of Incorporation.

2. Classes of Common Stock. The Common Stock shall be issued in two Classes, Class A Voting Common Stock and Class B Non-Voting Common Stock. Except for the right to vote accorded to the shares of Voting Common Stock, all shares of the Common Stock shall have and enjoy all of the same rights, preferences and privileges, and shall, for all purposes, be and act as a single class of shares.

3. Voting Rights. (a) Except as set forth in Section C of this ARTICLE IV, the shares of Voting

Common Stock shall be entitled to one vote for each share of Voting Common Stock at any annual or special meeting of shareholders of the Corporation, or may act by written consent. Each holder of shares of Voting Common Stock shall be entitled to such number of votes for the Voting Common Stock held by such shareholder on the record date fixed for such meeting, or on the effective date of such written consent.

(b) Except as otherwise provided by law, the shares of Non-Voting Common Stock shall not be entitled to vote on any matter. The foregoing notwithstanding, shares of Non-Voting Common Stock shall immediately and automatically be accorded the same rights to vote as, and shall thereupon and thereafter for all purposes be considered to be, shares of Voting Common Stock upon the occurrence of any of the following:

            (i) the consummation of the sale of the beneficial interest of such shares by the initial holder thereof to other than an Affiliate of the initial holder thereof; or

            (ii) the consummation of a Public Offering (as defined herein)

For purposes of this Section 3(b), any transfer by the initial holder of such shares shall be presumed to be to an Affiliate of the initial holder thereof unless and until the Company receives a statement, signed by the transferor and the transferee, to the contrary. An "Affiliate" of the initial holder of such shares is a person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the initial holder of such shares.

4. Dividends. Subject to provisions of law and this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

5. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

6. No Dilution or Impairment. The Corporation will not, except by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action with the vote of at least sixty-six and seven-tenths percent (66.7%) of the outstanding shares of the Voting Common Stock, avoid or seek to avoid the observance or performance of any of the rights of the Voting Common Stock set forth herein, but the Corporation will at all times carry out all of such rights and take such action as may be necessary or appropriate in order to protect such rights of the holders of the Voting Common Stock against dilution or other impairment.

7. Right of First Offer. Before the Corporation shall offer, issue, sell or exchange, agree or obligate itself to offer, issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of common capital stock, (ii) other equity security of the Corporation, including without limitation, shares of preferred stock, (iii) convertible debt security of the Corporation, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Corporation,
(iv) security of the Corporation that is a combination of debt and equity, or
(v) option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Corporation, the Corporation shall, in each case, first offer to sell such securities (the "Offered Securities") to those holders then holding Common Stock as follows:

      (a) The Corporation shall offer to sell to each holder (i) that portion of the Offered Securities as the number of shares of Common Stock issued bears to the total number of said Common Stock issued to all stockholders (the "Basic Amount"), and (ii) such additional portion of the Offered Securities as the holders shall indicate they will purchase should the other holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"). The price and other terms for the purchase of the Offered Securities shall be specified by the Corporation in writing and delivered to the holders (the "Offer"). The Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt by the holders of the Offer. The term "receipt" shall mean delivery to a holder's address on the books of the Corporation.

      (b) Notice of each holder's intention to accept, in whole or in part, any Offer made pursuant to Section 7(a) shall be evidenced by a writing signed by such holder and delivered to the Corporation on or prior to the end of the twenty (20) day period of the Offer, setting forth such holder's Basic Amount as such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such holder shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all holders are less than the total Offered Securities, then each holder who has set forth Undersubscription Amounts in its Notice of Acceptance shall purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each holder who has subscribed for any Undersubscription Amount shall purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

      (c) In the event that Notices of Acceptance are not given by the holders in respect of all the Offered Securities at the end of the twenty (20) day period, the Corporation shall have ninety (90) days from the end of said twenty
(20) day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given by the holders (the "Refused Securities") to any Person or Persons, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, share price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Corporation than those set forth in the Offer.

      (d) In the event the Corporation shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 7(c) above), then each holder may reduce the number of shares of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the holder elected to purchase pursuant to Section 7(b) multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Corporation actually proposes to sell, and
(ii) the denominator of which shall be the amount of all Offered Securities. In the event that any holder so elects to reduce the number or amount of Offered Securities specified in its respective Notice of Acceptance, the Corporation may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the holders in accordance with Section 7(a).

      (e) The date, time and location of the closings for the sale of the securities described in this Article shall be set in the Offer. Upon the closing, which shall include full payment to the Corporation, of the sale to such other Person or Persons of all or less than all the Refused Securities, the holders shall purchase from the Corporation, and the Corporation shall sell to the holders, the number of Offered Securities and/or Offered Refused Securities specified in the Notices of Acceptance, as reduced pursuant to Section 7(d) if the holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the holders of any Offered Securities and/or Offered Refused Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities and/or Offered Refused Securities reasonably satisfactory in form and substance to the holders and their respective counsel.

      (f) In each case, any Offered Securities not purchased by the holders or the other Person or Persons in accordance with this Article may not be sold or otherwise disposed of until they are again offered to the holders under the procedures specified in Sections 7(a), (b), (c) and (d).

      (g) The rights of the holders under this Section 7 may be waived only upon the prior written consent or affirmative vote of the holders of at least sixty-six and seven tenths percent (66.7%) of the outstanding Preferred Stock voting as a separate class, and shall terminate immediately prior to the effectiveness of the registration statement with respect to a Public Offering, but expressly conditioned on the consummation of such Public Offering.

      (h) The rights of the holders under this Section 7 shall not apply to:

            (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

            (ii) Preferred Stock issued as a dividend to holders of Preferred Stock upon any subdivision or combination of shares of the Preferred Stock; or

            (iii) The issuance of up to 50,000 shares of Common Stock (A) 31,250 of which may be issued pursuant to exercise of the existing stock options granted by the Corporation and (B) the balance to management on such terms and conditions as may be decided in the sole discretion of the Compensation Committee of the Corporation's Board of Directors; provided, however, that none of the shares of Common Stock described in (A) and (B) shall be sold before the Preferred Stock is redeemed either by the original holder thereof or by any transferee, nor may they be transferred before the Preferred Stock is redeemed except to the ancestors, descendants or spouse (or to trusts for the benefit of such persons) of the original holder thereof. These shares shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event.

                                      *****

                       C. LARGE INSTITUTIONAL STOCKHOLDERS

1. Large Institutional Stockholders. Triumph-Connecticut Limited Partnership, a Connecticut limited partnership ("Triumph") and Canaan Venture Limited Partnership, a Delaware limited partnership ("CVLP") and Canaan Venture Offshore Limited Partnership C.V., a Netherlands Antilles limited partnership ("CVOLP") (CVLP and CVOLP are affiliates and are sometimes referred to herein as "Canaan") are investors in the Corporation ("Large Institutional Investors").

                                      *****

RESOLVED, that all the shares of the Corporation's Common Stock, $1.00 par value per share, authorized prior to this amendment, are and shall be automatically redesignated as shares of Class A Voting Common Stock, $1.00 par value per share, upon the effectiveness of this amendment.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Secretary this ___ day of November, 1995.

                                          Security Systems Holdings, Inc.


                                          By: /s/ Tracy B. Ambler
                                             --------------------------------
                                                Tracy B. Ambler, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SECURITY SYSTEMS HOLDINGS, INC.

      Security Systems Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution amending the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, with written consent having been given, and written notice thereof having been given, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware:

"RESOLVED, that the first paragraph of ARTICLE IV of the Corporation's certificate of incorporation be and hereby is amended, to read as follows:

                                   ARTICLE IV

      The Corporation shall be authorized to issue Two Hundred Ninety-Six Thousand (296,000) shares of capital stock, which shall be divided into One Hundred Seventy-Three Thousand Five Hundred (173,500) shares of Common Stock, $1.00 par value per share (the "Common Stock"), Fifty Thousand (50,000) shares of Series A Preferred Stock, $100.00 par value per share (the "Series A Preferred Stock") and Seventy-Two Thousand Five Hundred (72,500) shares of Series B Preferred Stock, $120.00 par value per share (the "Series B Preferred Stock") (the Series A Preferred Stock and the Series B Preferred Stock being referred to collectively as the "Preferred Stock")."

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Secretary this ___ day of May, 1995.

                                          Security Systems Holdings, Inc.


                                          By: /s/ Tracy B. Ambler
                                             ---------------------------------
                                                Tracy B. Ambler, Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION
                                       OF
                        SECURITY SYSTEMS HOLDINGS, INC.


     Security Systems Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the following resolution amending the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, with written consent having been given, and written notice thereof having been given, in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware:

     "RESOLVED, that the first sentence of subsection (a)(ii) of Section 6 of Part A of ARTICLE IV of the Corporation's Certificate of Incorporation be and hereby is amended by:

          Deleting the words "June 30, 1997" and substituting in lieu thereof the words "March 31, 1998".

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its Secretary this 6 day of March 1997.

                                           SECURITY SYSTEMS HOLDINGS, INC.


                                           By: /s/ Tracy B. Ambler
                                              -----------------------------
                                                Tracy B. Ambler, Secretary